XHIBIT 31.2

Certification of Chief Financial Officer

I, Stephen T. Wills, certify that:

1.
I have reviewed this Amendment No. 1 to the Annual Report on Form 10-K of Palatin Technologies, Inc.; and

2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: April 13, 2018

/s/ Stephen T. Wills
Stephen T. Wills, Executive Vice President, Chief Financial Officer and Chief Operating Officer